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                                    [LOGO]

                                     NEWS


                             FOR IMMEDIATE RELEASE

            SBA COMMUNICATIONS CORPORATION ANNOUNCES THIRD QUARTER
                              OPERATIONAL RESULTS

BOCA RATON, FLORIDA, October 11, 2001 (NASDAQ: SBAC) - SBA Communications Corporation ("SBA") reported that in the third quarter of 2001 it increased its tower portfolio by 210 towers to a total of 3,464 towers. Of the 210 towers added in the third quarter, 133 were newly built and 77 were existing towers acquired by SBA. The 77 towers were acquired for an aggregate price of $23.8 million or approximately $309,000 per tower. Based on tenant leases executed as of September 30, 2001, same tower revenue growth for the trailing twelve months on the 1,950 towers SBA owned as of September 30, 2000 was 26%. With respect to the 3,254 towers owned at the beginning of the third quarter, SBA added gross site leasing revenues at an annualized rate of .44 new tenants per tower on a broadband equivalent basis.

At September 30, 2001, SBA had agreements providing it with the right to acquire 270 additional existing towers for an aggregate purchase price of $67.8 million, or approximately $251,000 per tower. These acquisitions are expected to close within the next six months. The Company also stated that its previously announced non-recurring developmental charge in the third quarter associated with the adjustment to the scale of its new tower construction operations would be $24.4 million. Of that amount, approximately $22 million reflects the write-down of new tower build projects carried on SBA's balance sheet as of June 30, 2001. SBA remains an active builder of new towers, and is currently involved in projects for over 1,100 tower builds for its ownership throughout the nation, consisting of approximately 600 build-to-suit mandates from wireless carriers and the remainder sites SBA is developing through its strategic siting efforts.

SBA will hold a conference call to discuss these results on Friday, October 12, 2001 at 10:00 AM ET. The U.S. call-in number is (800) 230-1074. The name of the conference call is "SBA 3rd QUARTER OPERATIONAL RESULTS." You may also listen to this conference call via a webcast that can be accessed via the Internet at www.sbasite.com Please allow time to register before the call begins. The replay will be available from October 12, 2001 at 5:00 PM until October 26, 2001 at 11:59 PM. The replay number is (800) 475-6701. The access code is 606073.

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SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA's primary focus is the construction of new towers and acquisition of existing towers for its own account. Since it was founded in 1989, SBA has participated in the development of over 15,000 antenna sites in the United States.

For additional information, please contact Pamela J. Kline, Vice President, Capital Markets, at 561-995-7670.













Information Concerning Forward-Looking Statements

     This release contains forward-looking statements, including statements regarding the proposed closing dates for pending acquisitions and same tower revenue growth. These forward-looking statements may be affected by the risks and uncertainties in the Company's business. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company's actual results and could cause the Company's actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company, including those cautionary statements and risk factors contained in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2000. With respect to proposed acquisitions, a number of factors, including without limitation, ongoing due diligence, third party consents and the lack of definitive documentation and our ability to access capital, may affect the timing of consummation or whether such acquisitions are ever consummated (of which there can be no assurance). With respect to same tower revenue growth, a number of factors including without limitation the date of equipment installation and the ability of our clients to meet their financial obligations under agreements with us may affect for financial statement purposes when or whether the Company recognizes on a going-forward basis the increased revenue.

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